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                                 Law Offices of
                      Paul, Hastings, Janofsky & Walker LLP
       A Limited Liability Partnership Including Professional Corporations
                              345 California Street
                      San Francisco, California 94104-2635
                            Telephone (415) 835-1600
                            Facsimile (415) 217-5333
                          Internet www.paulhastings.com

                                October 31, 2001



Montgomery Asset Management, LLC
101 California Street
San Francisco, California 94111

         Re:      The Montgomery Funds (the "Registrant")

Ladies and Gentlemen:

                  We hereby consent to the continued use in the Registrant's Registration Statement, until its withdrawal, of our opinion given on October 27, 2000 and May 31, 2000 (the "Prior Opinions") respecting the legality of the shares of beneficial interest for various series of The Montgomery Funds.

                  The Prior Opinions were filed as exhibits to Post-Effective Amendment No. 81 filed with the Commission on October 31, 2000 and Post-Effective Amendment No. 78 filed with the Commission on June 30, 2000.


                                         Very truly yours,


                                   Paul, Hastings, Janofsky & Walker LLP